American Funds Emerging Markets Bond Fund 6455 Irvine Center Drive Irvine, California 92618 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KRISTINE M. NISHIYAMA, Principal Executive Officer, and BECKY L. PARK, Treasurer and Principal Financial Officer of American Funds Emerging Markets Bond Fund (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended December 31, 2023 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS EMERGING MARKETS BOND FUND	AMERICAN FUNDS EMERGING MARKETS BOND FUND

_/s/ Kristine M. Nishiyama_____________________	__/s/ Becky L. Park_________________
Kristine M. Nishiyama, Principal Executive Officer	Becky L. Park, Treasurer

Date: February 29, 2024	Date: February 29, 2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS EMERGING MARKETS BOND FUND and will be retained by AMERICAN FUNDS EMERGING MARKETS BOND FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.